5.1

Opinion and Consent of Counsel

To The Board of Directors

Gold Star Tutoring Services, Inc.

4111 NW 28th Way

Boca Raton, FL 33434

Gentlemen:

We are counsel to Gold Star Tutoring Services, Inc. (the “Company”) and we have acted as counsel for the Company in connection with the preparation of the Registration Statement on Form S-1 to be filed by the Company with the Securities and Exchange Commission for the registration under the Securities Act of 1933, as amended, of a “best-efforts” offering to be conducted by Selling Shareholders of 150,000 presently issued and outstanding shares of the Company’s common stock, par value $0.001 per share (the “Shares”).

For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined, among other things, originals and copies, certified or otherwise, identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. For the purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us.

On the basis of and in reliance upon the foregoing examination and assumptions, we are of the opinion that assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act of 1933, as amended, the Shares to be sold by the Selling Shareholders pursuant to the Registration Statement were all validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the United States Securities and Exchange Commission thereunder.

Dated, November 5, 2008

Very truly yours
Law Office of STEWART A. MERKIN P.A.

By: /s/ Stewart A. Merkin
Stewart A. Merkin